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                                                                      Exhibit 59

                    ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
                               ATTORNEYS AT LAW

    ATLANTA                   2800 LASALLE PLAZA
    BOSTON                    800 LASALLE AVENUE
    CHICAGO           MINNEAPOLIS, MINNESOTA  55402-2015
  LOS ANGELES              TELEPHONE (612) 349-8500
  MINNEAPOLIS              FACSIMILE (612) 339-4181
 ORANGE COUNTY
  SAINT PAUL                                              Anne M. Rosenberg
 SAN FRANCISCO                                              (612) 349-8508
WASHINGTON, D.C.

                                March 30, 1998


VIA FACSIMILE AND CERTIFIED MAIL
--------------------------------
Metromail Corporation
360 East 22nd Street
Lombard, IL  60148
Attn:  General Counsel or Chief Financial Officer

     Re: Purchase of Metromail Stock by American Business Information, Inc. Our File No.: 019637-0030

Ladies and Gentlemen:

     We represent American Business Information, Inc. ("ABI"). Pursuant to Federal Trade Commission Rule 803.5(a)(1),16 C.F.R. (S)803.5(a)(1), implementing the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, 15 U.S.C.
(S)18a (the "HSR Act"), you are hereby given notice that:

     (i) this notice is being given on behalf of ABI, the acquiring person under the HSR Act;

    (ii) on October 17, 1997, ABI purchased in the public market 50,000 shares of Metromail Corporation ("Metromail") common stock, a transaction described in 16 C.F.R. (S)801.30(a)(1);

     (iii) as a result of this acquisition, on October 17, 1997, ABI owned approximately 746,200 total shares of Metromail common stock, amounting to approximately 3.3% of the outstanding Metromail common stock and valued at approximately $15,155,322, thereby exceeding the threshold defined in 15 U.S.C.
(S)18a(a)(3);

     (iv) the acquisition is subject to the requirements of the HSR Act, and notification under the HSR Act will be filed by ABI with the Federal Trade Commission and the Assistant Attorney General for the Antitrust Division of the Department of Justice on March 30, 1998; and

     (v) Metromail must file notification under the HSR Act with the Federal Trade Commission and the Assistant Attorney General for the Antitrust Division of the Department of Justice as provided in 16 C.F.R. (S)801.30(b)(2).

     Please contact me if you have any questions.

                                        Yours very truly,

                                        ROBINS, KAPLAN, MILLER & CIRESI L.L.P.

                                        /s/ Anne M. Rosenberg
                                        -------------------------------------
                                        Anne M. Rosenberg

AMR/lao

cc:  Federal Trade Commission, Bureau of Competition
     Department of Justice, Antitrust Division